UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2005

Healthaxis Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-13591	23-2214195
(Commission File Number)	(IRS Employer Identification No.)

7301 N. State Highway 161, Suite 300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-5000

(Registrant’s Telephone Number, Including Area Code)

5215 N. O’Connor Blvd., 800 Central Tower, Irving, Texas 75039

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Company furnished to the Securities and Exchange Commission (“SEC”) a current report on Form 8-K dated May 16, 2005, in which it disclosed, in Exhibit 99.1, a press release dated May 16, 2005, announcing the Company’s financial results for the quarter ended March 31, 2005. Pursuant to a Form 8-K filed with the SEC on October 27, 2005, the Company disclosed under Item 4.02 that its Condensed Consolidated Financial Statements for the three month periods ended March 31, 2005 and March 31, 2004 should no longer be relied upon to the extent necessary to address the issue described below. The Company has addressed this issue through the restatement of its referenced Condensed Consolidated Financial Statements, which are provided in full in the Company’s Form 10-Q/A for the quarter ended March 31, 2005, as filed with the SEC on November 10, 2005. This Form 8-K/A describes the change made to the Company’s Condensed Consolidated Financial Statements for the three month periods ended March 31, 2005 and March 31, 2004.

Item 2.02 Results of Operations and Financial Condition

On July 29, 2005, the SEC, as part of a regular review of the Company’s Form 10-K for the year ended December 31, 2004 and Forms 10-Q and Forms 8-K filed earlier in 2005, requested that the Company provide supplemental information regarding six accounting and financial disclosure matters. Most of the SEC’s questions were answered and resolved without further comment. Two comments, however, required the Company to modify its prior and ongoing Consolidated Financial Statements, only one of which is relevant to this filing.

The adjustment relates to classification of the Company’s payments on a promissory note issued to UICI on September 30, 2003. Because UICI is also a customer of the Company, the promissory note provides for monthly payments to be made to UICI through an offset provision against Healthaxis accounts receivable. Therefore, each month the Company nets the periodic debt payment it owes UICI against accounts receivable from UICI for services rendered. The Company previously reported this repayment procedure in its Consolidated Statements of Cash Flows by reporting a collection in accounts receivable as an increase in working capital, and a source of operating cash flows. It reported the same amount, net of interest, as a payment on the long-term debt as a financing transaction. Payments made in this fashion should have been netted against accounts receivable and reflected as non-cash financing transactions in the Consolidated Statements of Cash Flows for the quarters ended March 31, 2005 and March 31, 2004, and the Company has therefore reclassified payments accordingly. Cash used in operations during the three months ended March 31, 2005 and March 31, 2004, originally reported as $1.0 million and $577,000, respectively, has been amended to $1.2 million and $723,000, respectively. Conversely, cash used in financing activities for the quarters ended March 31, 2005 and March 31, 2004, originally reported at $158,000 and $367,000 respectively, has been amended to $0 and $221,000, respectively.

There is no impact to the Condensed Consolidated Balance Sheets or Condensed Consolidated Statements of Operations, as reported in the originally furnished Form 8-K, as a result of the adjustment described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2005

HEALTHAXIS INC.

By:	/s/ Jimmy D. Taylor Jimmy D. Taylor Chief Financial Officer